     As filed with the Securities and Exchange Commission on May 30, 1997
                                                            Registration No 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                            THE EASTWIND GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                              23-2732753
         (State or Other Jurisdiction           (I.R.S. Employer
              of Incorporation or                Identification
              Organization)                          Number)

                        100 Four Falls Corporate Center
                                   Suite 305
                     West Conshohocken, Pennsylvania  19428
                         (Address, including zip code,
                        of principal executive offices)

                          STOCK OPTION INCENTIVE PLAN

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full title of the plans)

                                Paul A. DeJuliis
                      Chairman and Chief Executive Officer
                            The Eastwind Group, Inc.
                        100 Four Falls Corporate Center
                                   Suite 305
                     West Conshohocken, Pennsylvania  19428
                    (Name and address of agent for service)

                                 (610) 828-6860
         (Telephone number, including area code, of agent for service)

                                 -------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
         Title of            Amount to Be       Proposed                                 Amount of
       Securities to         Registered         Maximum         Proposed   Maximum     Registration
       Be Registered            (1)(2)       Offering Price     Aggregate Offering          Fee
                                              Per Share (3)          Price (3)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Common Stock,        300,000 shares     $ 6.00        $ 1,800,000        $  545.46
par value $.10         5,000 shares     $ 8.50        $    42,500        $   12.88
per share            120,000 shares     $ 7.50        $   900,000        $  272.73
                      40,000 shares     $ 9.06        $   362,400        $  109.82
                      40,000 shares     $ 4.75        $   190,000        $   57.57
                     240,000 shares     $ 4.50        $ 1,080,000        $  327.27
                   1,255,000 shares     $ 4.875       $ 6,118,125        $1,853.98
-------------------------------------------------------------------------------------
Total              2,000,000 shares                   $10,493,025        $3,179.71
=====================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under The Eastwind Group, Inc. Stock Option Incentive Plan (the "Employee Plan") and The Eastwind Group, Inc. Non-Employee Directors Stock Option Plan (the "Directors Plan") (collectively, the "Stock Option Plans").

(2) Includes 1,000,000 additional shares to be reserved for issuance under the Stock Option Plans (750,000 under the Employee Plan and 250,000 under the Directors Plan), the reservation of which requires stockholder approval. The Registrant is seeking and hopes to obtain such stockholder approval by its annual meeting scheduled to take place on June 5, 1997. If the Registrant fails to obtain the requisite stockholder approval, the Registrant will promptly file a post-effective amendment deregistering such additional shares.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of (i) the option exercise price with respect to outstanding options to purchase 300,000 shares, (ii) the option exercise price with respect to outstanding options to purchase 5,000 shares, (iii) the option exercise price with respect to outstanding options to purchase 120,000 shares, (iv) the option exercise price with respect to outstanding options to purchase 40,000 shares, (v) the option exercise price with respect to outstanding options to purchase 40,000 shares, (vi) the option exercise price with respect to outstanding options to purchase 240,000 shares; (vii) the average of the high and low prices per share of the Registrant's Common Stock on The Nasdaq Stock Market on May 28, 1997 with respect to the remaining aggregate of 1,255,000 shares subject to future grant, under the Stock Option Plans (915,000 under the Employee Plan and 340,000 under the Directors Plan).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by The Eastwind Group, Inc. (the "registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "Annual Report"), the Company's Quarterly Report on Form 10-QSB for the quarter ended March 29, 1997 and the Current Reports on Form 8-K or 8-K/A filed January 14, 1997, March 17, 1997 and April 2, 1997 with the Commission (File No. 0-27638) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed January 29, 1996 under the 1934 Act, including any amendment or report filed for the purpose of updating such description, are incorporated herein by reference.

          All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities.

          The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the 1934 Act.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145(d) of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors.

Item 7.   Exemption from Registration Claimed.

          No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

  Exhibit No.                         Description
  -----------                         -----------

  * 4.1            Stock Option Incentive Plan (Incorporated by reference to
                   Exhibit 10.28 to the Company's Registration Statement on Form SB-2, Registration No. 33-94252 filed on November 13, 1995).

  * 4.2 Non-Employee Directors Stock Option Plan (Incorporated by reference to Exhibit 10.29 to the Company's Registration Statement on Form SB-2, Registration No. 33-94252 filed on November 13, 1995).

  * 4.3 Loan Plan for Officers and Key Employees (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 29, 1997 filed on May 19, 1997).

    5              Opinion of Pepper, Hamilton & Scheetz LLP.

   23.1            Consent of Arthur Andersen LLP.

   23.2            Consent of Hantzmon, Wiebel & Company.

   23.3            Consent of Pepper, Hamilton & Scheetz LLP (included in
                   Exhibit 5).

   24              Power of Attorney (see Signature Pages).
-------------------

*  Incorporated by reference

Item 9.   Undertakings

          The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Pennsylvania, on May 28, 1997.


                                 THE EASTWIND GROUP, INC.


                                 By:  /s/ Paul A. DeJuliis
                                    ---------------------------
                                    Paul A. DeJuliis,
                                    Chairman of the Board and
                                    Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul A. DeJuliis and William B. Miller, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  May 28, 1997                        /s/ Paul A. DeJuliis
                                         ----------------------------------
                                         Paul A. DeJuliis, Chairman of the
                                         Board and Chief Executive Officer
                                         (principal executive officer)



Date:  May 28, 1997                        /s/ John R. Thach
                                         ----------------------------------
                                         John R. Thach, President
                                         and Director


Date:  May 28,1997                         /s/ William B. Miller
                                         ----------------------------------
                                         William B. Miller, Senior Vice
                                         President, Chief Financial Officer
                                         and Director (principal financial
                                          and accounting officer)


Date:  May 28,1997                         /s/ Anthony J. Mendicino
                                         ----------------------------------
                                         Anthony J. Mendicino, Senior Vice
                                         President, Chief Operating Officer
                                         and Director


Date:  May 28,1997                         /s/ Bruce P. Murray
                                         ----------------------------------
                                         Bruce P. Murray, Director



Date:  May 28,1997                         /s/ Andrew Panzo
                                         ----------------------------------
                                         Andrew Panzo, Director



Date:  May 28,1997                         /s/ Porter Bibb
                                         ----------------------------------
                                         Porter Bibb, Director

                                 EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

  5                   Opinion of Pepper, Hamilton & Scheetz LLP.

 23.1                 Consent of Arthur Andersen LLP.

 23.2                 Consent of Hantzmon, Wiebel & Company.